COLLABORATION AND LICENSE AGREEMENT
     This Agreement (“Agreement”) dated December 12, 2003, and effective as of January 5, 2004 (the “Effective Date”), is by and between Avalon Pharmaceuticals, Inc., a Delaware Corporation, located at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876 (“Avalon”), and Aventis Pharmaceuticals Inc., a Delaware corporation with a place of business at 200 Crossing Boulevard, Bridgewater, New Jersey 08807 (“Aventis”).
     WHEREAS, Avalon has technology with respect to identifying potential pharmaceutical targets to be used for discovering, researching and developing pharmaceutical products; and
     WHEREAS, Aventis desires to collaborate with Avalon and provide funding to Avalon with respect to the identification, discovery and validation of druggable screening targets using Avalon’s proprietary molecular cytogenetics platform and Avalon’s and Aventis’ genomics, oncology and target validation capabilities, all pursuant to the terms and provisions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the Parties agree as follows:

* The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 1
DEFINITIONS
     The terms used in thus Agreement have the following meanings:
     1.1 “Advanced SQT” means an SQT that Aventis has determined has satisfied the criteria set forth on Schedule 1.1.
     1.2 “Affiliate”, with respect to any Party, means any Person whether de jure or de facto, controlling, controlled by, or under common control with, such Party. For these purposes, “control” shall be presumed to exist if one of the following conditions is net: (a) direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities or status as the general partner in the case of any partnership. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be fifty percent (50%) or less, and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such owner has the power to direct the management and policies of such entity.
     1.3 “Amplicon” means a specific region of chromosomal DNA that is amplified in a cancer sample, as determined by comparative genomics hybridization.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.4 “Avalon Know-How” means information, trade secrets, know-how, inventions, and data that (a) is Controlled by Avalon and exists as of the Effective Date, or (b) is created solely by Avalon in Avalon’s performance of Research under an Research Plan during the Research Term and that, in each of the foregoing cases, relates to or is useful with respect to a DRG or use thereof in Screening. For the avoidance of doubt, Avalon Know-How does not include information, trade secrets, know-how, inventions and data that is directed to discovering or identifying Targets.
     1.5 “Avalon Patent(s)” means any and all Patent Rights in the Territory that claim a DRG or the manufacture of a DRG or use of a DRG in Screening, or use of a DRG in the Field, which Patent Rights are Controlled by Avalon. For the avoidance of doubt, Avalon Patents do not include Patent Rights to the extent that they claim methods or products for discovering or identifying Targets.
     1.6 “Avalon Technology” means, individually and collectively, Avalon Patent(s) and Avalon Know-How.
     1.7 “Avalon Validation Activities” means the activities set forth on Schedule 1.7.
     1.8 “Aventis Target Technology” has the meaning set forth in Section 3.6(e).
     1.9 “Breaching Party” has the meaning set forth in Section 10.2(a).
     1.10 “Change of Control” means (a) a merger or consolidation of Avalon and any Third Party which results in the voting securities of Avalon outstanding immediately prior thereto ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

entity immediately after such merger or consolidation, or (b) any Third Party, together with its affiliates, becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Avalon, or (c) the sale or other transfer to a Third Party of all or substantially all of Avalon’s assets which relate to this Agreement.
     1.11 “Collaboration Product” means a compound(s) or molecule, (i) the pharmacological affinity or activity of which, or the utility of which as a pharmaceutical agent, is because such compound or molecule affects the activity, inactivity or function of an Advanced SQT.
     1.12 “Commercialization” or “Commercialize” means activities directed to obtaining pricing and reimbursement approvals, manufacturing, marketing, promoting, detailing, distributing, importing or selling a Collaboration Product.
     1.13 “Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources which would be used by that Party consistent with its normal business practices with respect to a product or potential product at a similar stage in its development or product life and of similar market potential *.
     1.14 “Confidential Information” means all proprietary materials, know-how or other information (whether or not patentable) regarding a Party’s technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties. Notwithstanding the foregoing, (x) any technical or financial information of a Party disclosed at a meeting of the Research Committee (or any subcommittees or project teams of the foregoing) or disclosed through an audit report shall constitute Confidential Information of such Party and (y) the terms of this Agreement to the extent not disclosed in a public filing shall constitute Confidential Information of each Party unless otherwise specified. Confidential Information shall not include any such information that the Receiving Party can demonstrate:
     (a) was known to the Receiving Party at the time of disclosure by the Disclosing Party (other than through receipt from the Disclosing Party or its Affiliates), as can be established by written documentation; or
     (b) was generally available to the public or was otherwise part of the public domain at the time of such disclosure or became generally available to the public or otherwise part of the public domain after such disclosure other than through any act or omission of the Deceiving Party in breach of this Agreement; or

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (c) became known to the Receiving Party after disclosure by the Disclosing Party through a non-confidential disclosure from a source that, to the reasonable knowledge of the Receiving Person, was not under an obligation of confidentiality to the Disclosing Party.
     1.15 “Control” or “Controlled” means the possession (whether by ownership or license, other than the licenses granted herein) by a Party of the ability to grant licenses or sublicenses as provided herein thereto without breaching an agreement with a Third Party.
     1.16 “Cytogenetics” means the study of chromosomal gene amplifications and/or rearrangement in the field of oncology.
     1.17 “Develop” or “Development” means preclinical and clinical drug and/or biological development activities, including (a) test method development and stability testing, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies and regulatory affairs, approval and registration, in each case, of a Collaboration Product, (b) Screening against Advanced SQTs, and (c) optimization of Collaboration Products for the purpose of initiating pre-clinical and clinical work with respect to Collaboration Products for Advanced SQTs.
     1.18 “Disclosing Party” means a Party that discloses its Confidential Information to the other Party.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.19 “DRG” means a Target that has been accepted by the Research Committee for inclusion in the Research Program. For the avoidance of doubt, each SQT and each Advanced SQT is a DRG and no Excluded Target is a DRG.
     1.20 “Early Development Candidate” means a Collaboration Product that meets the “EDC” criteria contained in Schedule 1.20.
     1.21 “Excluded Target” has the meaning set forth in Section 3.5(a).
     1.22 “Field” means the treatment and/or prevention of disease in humans and diagnostics where such diagnostic is useful in the promotion of a Collaboration Product.
     1.23 “FDA” means the United States Food and Drug Administration, or the successor thereto or an equivalent organization in Europe or Japan.
     1.24 “FTE” means a full time equivalent person year consisting of * of technical or scientific work on or directly related to Research by persons who qualify as Avalon Researchers.
     1.25 “First Commercial Sales” means on a country-by-country and Collaboration Product-by-Collaboration Product basis, the first sale by Aventis or its Affiliate or their Sublicensee, distributor or co-marketer of Collaboration Product to a Third Party in a country after Regulatory Approval has been obtained from the appropriate regulatory agency(ies). Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.26 “Gene Set” means two or more genes, or any portion thereof (e.g., oligonucleotides) that are used in the analysis of the effect of any treatment on the gene expression pattern in a test cell, tissue or organism.
     1.27 “IND” means an Investigational New Drug application filed with the FDA to obtain approval to conduct human clinical trials of the Product for an indication.
     1.28 “Indemnitee” has the meaning set forth in Section 8.3(a).
     1.29 “Indemnitor” has the meaning set forth in Section 8.3(a).
     1.30 “Infringing DRG” has the meaning set forth in Section 7.2(a).
     1.31 “Joint Rights” has the meaning ascribed thereto in Section 7.5(a)(iii).
     1.32 “NDA” means a New Drug application or equivalent thereof that is fled at the FDA.
     1.33 “Party” means Avalon or Aventis and, when used in the plural, shall mean Avalon and Aventis.
     1.34 “Patent Rights” means all existing patents and patent applications and all patent applications hereafter fled, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.35 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.
     1.36 “Phase I Clinical Trial” means a study or trial as defined in Federal Regulation 21 C.F.R. 312.21 or successor thereto or if conducted outside the United States corresponding laws outside the United States.
     1.37 “Phase IIB Clinical Trial” means, as to a Collaboration Product for a particular indication, a controlled and lawful dose ranging clinical trial conducted inside and/or outside the United States in humans to evaluate further the efficacy and safety of a candidate drug in a targeted patient population and to define the optimal dosing regimen.
     1.38 “Phase III Study” means, as to a Collaboration Product for a particular indication, a controlled and lawful study conducted inside and/or outside the United States in humans of the safety and efficacy of such product for such indication, which is prospectively designed to demonstrate statistically whether such product is safe and effective for use in such indication in a manner sufficient to file an NDA to obtain regulatory approval to market and sell that product for the indication under investigation in such study.
     1.39 “Receiving Party” means a Party that receives Confidential Information from a Disclosing Party, including, but not limited to, employees, directors and officers of the Receiving Party.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.40 “Regulatory Approval” means any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture, use, storage, import, transport, promotion, marketing and sale of a product in a country or group of countries.
     1.41 “Research” (a) in the case of Avalon, means *.
     1.42 “Research Committee” means the committee established in Section 3.1.
     1.43 “Research Plan” means the plan and budget attached as Schedule l .43.
     1.44 “Research Program” means the collaborative research program to be conducted by the Parties in accordance with the Research Plan.
     1.45 “Research Term” has the meaning set forth in Section 3.2(b).
     1.46 “Reversion Product” means a compound or molecule that is identified by Avalon or its licensee (other than Aventis) by Screening against a Reversion Target. In no event shall a Reversion Product include any compound, molecule or antibody Controlled by Aventis.
     1.47 “Reversion Target” means a DRG that reverts to Avalon under Section 3.6(c). For clarity, “Reversion Target” shall not include any Excluded Target nor any Aventis Target.
     1.48 “Screen” means use of a Target to determine the effect of one or more compounds or molecules on the activity, inactivity or function of the Target. It is expressly understood that a Screen does not include the use of a DRG as part of a Gene Set.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.49 “SQT” means a DRG that has been selected by Aventis pursuant to Section 3.5 (b).
     1.50 “Sublicensee” means a Third Party to which Aventis has granted sublicense rights under the licenses granted to Aventis hereunder or to which Aventis has granted rights to a Collaboration Product.
     1.51 “Target” means a protein whose function, activity or inactivity is associated with cancer in humans and the gene that encodes such protein and that is identified by Research under the Research Plan during the Research Term or that was identified prior to the Effective Date by the use of Cytogenetics.
     1.52 “Term” means the period beginning on the Effective Date and ending on the earlier of the date on which this Agreement expires under Section 10.1 or the date upon which this Agreement otherwise terminates.
     1.53 “Territory” means all countries of the world.
     1.54 “Third Party” means any Person who or which is neither a Party nor, with respect to a Party, an Affiliate of that Party.
     1.55 “Third Party Claim” has the meaning set forth in Section 8.3(a).
ARTICLE 2
GRANT OF LICENSES AND EXCLUSIVITY
     2.1 Licenses.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (a) Except as provided in Section 2.4(c), Avalon grants to Aventis an exclusive license (even as to Avalon and its Affiliates) in the Territory under Avalon Technology to make, have made and use each DRG that is not a Reversion Target in a Screen for Research and for the Development of one or more Collaboration Products in the Field.
     (b) Except as provided in Section 2.4(c), Avalon grants to Aventis an exclusive license (even as to Avalon and its Affiliates) in the Territory under Avalon Technology to make, have made and use each DRG that is not a Reversion Target, in each case only for Commercialization of one or more Collaboration Products in the Field.
     (c) Aventis agrees that it will use Avalon Technology only as licensed under this Agreement in accordance with the terns and conditions of this Agreement and, in the case of the license granted in Section 2.1 (a) and (b), only for so long as licensed under this Agreement. For the avoidance of doubt, Aventis shall not obtain any rights or licenses under this Agreement to use any Reversion Targets,
     (d) It is expressly understood and agreed that the only licenses granted under this Agreement are the licenses expressly granted under this Agreement and that there is no implied license or license by estoppel.
     2.2 Sublicensing by Aventis. Aventis shall have the right to grant sublicenses to Third Parties under the license granted pursuant to Section 2.1 provided that Aventis shall be responsible for (i) the making of all payments due, and the making of reports under this Agreement, with respect to milestones achieved and sales of Collaboration Product by its Sublicensees and (ii) their

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

compliance with all applicable licensing terms of this Agreement to the extent that they are applicable to a Sublicensee.
     2.3 Use of Affiliates. The licenses granted pursuant to Section 2.1 include the right of Aventis to use its Affiliates in exercising such rights and carrying out its obligations under this Agreement.
     2.4 Exclusivity.
     (a) During the Term, except as provided in Section 2.4(b), neither Avalon nor its Affiliates may, directly or indirectly, either alone or with a Third Party, conduct any research, development, manufacturing or commercialization activity directed at any DRG, SQT or Advanced SQT, except (i) in the performance of Research under this Agreement and (ii) in exercising Avalon’s rights to Reversion Targets and Reversion Products.
     (b) During the Term, neither Aventis nor its Affiliates may, in the field of *, directly or indirectly, alone or with a Third Party, (i) * or (ii) *. For the avoidance of doubt, all licenses granted to Aventis herein with respect to a Reversion Target terminate at the time the target reverts in accordance with Section 3.6, and all related Avalon Know-How shall be considered Confidential Information of Avalon pursuant to Article 9.
     (c) Notwithstanding anything else to the contrary, it is expressly understood that Avalon and its Affiliates and their collaborators and licensees shall have the right to

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

include a gene (or a portion thereof) that is a DRG, SQT or Advanced SQT in a Gene Set for the purpose of (i) identifying compounds and molecules that affect expression and/or transcription of such genes and/or (ii) identifying characteristics and/or properties of a compound or molecule.
ARTICLE 3
RESEARCH
     3.1 Research Committee. Within * after the Effective Date, the Parties shall form a Research Committee. The Research Committee shall consist of representatives of each Party and shall be responsible for overall supervision of Research. Each Party shall be responsible for its own expenses incurred in connection with attendance by its personnel at any meeting of the Research Committee. The operation and authority of the Research Committee shall be as follows:
     (a) Supervision. The Research Committee shall have general supervision over the strategic direction and management of Research under the Research Plan. The Research Committee shall periodically review each such plan from a strategic perspective and propose changes as it deems necessary to accomplish the Research.
     (b) Representation. Avalon and Aventis shall each appoint at least one (1) representative as their representative to serve on the Research Committee and each Party may designate additional or remove existing representative from time to time. The representative of a Party may be changed from time to time at the discretion of that Party upon written notification by the Party making such change to the other.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (c) Meetings. The Research Committee shall meet from time to time as determined by the Research Committee members. It is expected that the Research Committee shall meet at least *. The location of Research Committee meetings shall alternate between the offices of each of the Parties, unless otherwise agreed by the Parties. Minutes of all meetings setting forth decisions of the Research Committee will be prepared and circulated by the Party hosting the meeting within * of such meeting. Such minutes will become official when agreed to by all members of the Research Committee. If the Research Committee members all agree, a meeting may be held by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other. A quorum for a meeting shall require at least one representative of Avalon and one representative of Aventis. At each meeting, Aventis and Avalon will provide a report on the status of Research and Development at each Research Committee meeting.
     (d) Decisions. Decisions of the Research Committee shall be made at meetings by unanimous vote, with the representatives of each Party having one collective vote. If the Research Committee is unable to reach a unanimous vote on any issue within * after it has been submitted to a vote, Aventis shall have the right to cast the deciding vote.
     3.2 Research Program.
     (a) Objectives. The intent of the Parties with respect to Research under this Agreement is as follows:

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (i) To discover and validate a minimum of * Advanced SQTs.
     (ii) Avalon will perform Research in accordance with the Research Plan to identify Targets which will be presented to the Research Committee and will perform Avalon Validation Activities. Avalon and Aventis will perform Research to determine the suitability of DRGs for drug discovery.
     (iii) Aventis will be responsible for establishing a Screen for an Advanced SQT and for use of the Screen.
     (iv) Aventis will be responsible for Developing Collaboration Product.
     (b) Term. The term of the Research Program (the “Research Term”) shall commence on execution of the Agreement and end one calendar year later, unless (a) earlier terminated pursuant to the provisions of Article 10 or (b) extended by mutual agreement of both Parties.
     3.3 Research Funding
     (a) Subject to Section 3.3(e), Avalon shall use Commercially Reasonable Efforts to perform its Research obligations under the Research Program in accordance with the Research Plan. Subject to Section 3.3(e), as part of such efforts, during the Research Term, Avalon shall commit the personnel and facilities necessary to carry out its obligations under the Research Plan.
     (b) AVENTIS shall pay to AVALON * as support for the Research, pursuant to the following schedule, which amounts shall be non-refundable and non-creditable,

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and due and payable within * after the following events: (i) * upon the * of the execution of this Agreement; (ii) * upon the * of the execution of this Agreement; (iii) * upon the * of the execution of this Agreement; and (iv) * upon the * of the execution of this Agreement.
     (c) Each Party shall have caused or shall cause each participant in the Research Program to execute such Party’s standard non-disclosure and invention assignment agreement.
     (d) Each Party shall identify one of its representatives to serve as a program coordinator with responsibility for overseeing that Party’s day-to-day activities relating to the Research Program and to serve as a contact person for coordinating Research Program activities between the Parties.
     (e) Avalon shall not be required: (i) to perform any research activities other than Research, (ii) to provide more than *, (iii) to perform Research other than under the Research Plan and as funded by Aventis under this Agreement, or (ii) to perform any activities which the parties mutually agree that a Third Party will perform on behalf of Avalon, and which shall be paid for by Aventis in addition to the funding provided under Section 3.3(b) above.
     (f) Aventis understands and agrees that Avalon shall not be liable to Aventis for failing to discover and validate * Advanced SATs or to provide a specified number of SATs.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     3.4 Amplicons, DRGs and Know-How. During the Research Term, Avalon shall present to the Research Committee for inclusion in the Research Program an initial group of * in its Control which Avalon reasonably determines, based on its scientific knowledge at such time and the criteria provided in the Research Plan, are reasonably likely to have utility in the Research Program. Avalon and Aventis shall conduct the Research Program according to the Research Plan. Aventis shall select Amplicons for inclusion in the Research Program, designate DRGs for validation as SQTs and designate SQT’s for validation as Advanced SQTs according to the terms of the Research Plan. In no event shall Avalon have any obligation to provide * for consideration by Aventis. Avalon shall also provide Aventis with Avalon Know-How that is currently in the possession of Avalon and that comes into the possession of Avalon during the Research Term.
     3.5 Inclusion of Targets as DRGs; Excluded Targets, SQTs and Advanced SQTs.
     (a) When Avalon presents a Target to the Research Committee for inclusion in the Research Program as a DRG, it shall do so in writing and Avalon shall present to the Research Committee in writing all information and material of which Avalon is aware or which is Controlled by Avalon relating to the potential utility of the Target for Screening in the Research Program. Within * from the date a Target is presented to the Research Committee, Aventis shall provide written notice to the Research Committee if such Target is then the subject of an Aventis internal program as an SQT in the field of oncology or is subject to an agreement between Aventis and a Third Party. If such Target meets such requirements of the preceding sentence and such notice is provided within

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such * period, then such Target shall be deemed an Excluded Target” and shall not be included in the Research Program and shall not become a DRG.
     (b) By written notice from Aventis to Avalon, Aventis shall have the right to designate any DRG that has not become a Reversion Target as a SQT, and to designate any SQT that has not become a reversion Target as an Advanced SQT.
     3.6 Diligence.
     (a) During the Research Term, Aventis shall use * to perform its Research obligations in accordance with the Research Plan. During the Term, Aventis agrees to use * to Develop and Commercialize Collaboration Products.
     (b) The Parties agree that any Target presented by Avalon to the Research Committee in accordance with Section 3.4 which is not accepted by the Research Committee as a DRG within * shall not become a DRG or be included in the Research Program, and all rights to such Target shall remain with Avalon.
     (c) The Parties agree that a DRG shall become a Reversion Target in the event of one or more of the following:
     (i) if within * after a Target that is identified by Avalon during the Research Term is accepted by the Research Committee for inclusion in the Research Program as a DRG, such DRG is not selected as a SQT; or

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (ii) if within * after a Target is selected as a DRG, (and assuming that Aventis subsequently selects it as an SQT), such DRG is not selected as an Advanced SQT; or
     (iii) if Aventis determines not to Develop or to continue to Develop a Collaboration Product for an Advanced SQT; or
     (iv) if Aventis does not use * to Develop and Commercialize Collaboration Products with respect to a selected Advanced SQT; or
     (v) if, for any reason, Aventis determines not to Develop or to discontinue Development of a DRG.
     (d) All rights to Reversion Targets shall revert to Avalon and Avalon may use any such Reversion Targets for any purpose, and may license Reversion Targets to Third Parties or collaborate with Third Parties with respect to Reversion Targets.
     (e) With respect to each SQT and each Advanced SQT that becomes a Reversion Target, Aventis shall provide Avalon with the pre-clinical information and data (“Aventis Target Technology”) in the Control of Aventis at the time such Target becomes a Reversion Target with respect to such Reversion Target that is useful for identifying Reversion Products by use of such Reversion Targets and the non-exclusive right and license to use and to sublicense such Aventis Target Technology with respect to Reversion Targets, provided that in no event shall Aventis Target Technology include any information or data relating to compounds, molecules or antibodies.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     3.7 Aventis Responsibility. At the cost and expense of Aventis, Aventis shall be solely responsible for Development and Commercialization of Collaboration Product.
ARTICLE 4
FEE AND MILESTONE PAYMENTS
     4.1 Initial Fee. In connection with the funding of research of Collaboration Product, Aventis shall pay to Avalon * within * of signing of this Agreement by the Parties, which amount is non-refundable and non-creditable.
     4.2 Milestone Payments by Aventis.
     (a) In partial consideration of the rights and licenses granted to Aventis by Avalon under this Agreement, Aventis shall pay Avalon the following non-creditable, non-refundable milestone payments for each event set forth below (each, an “Event”), that is achieved by Aventis or one of its Affiliates or one of their Sublicensees, which amounts shall be due and payable within * after of such Event.
     (i) * for each SQT selected by Aventis.
     (ii) * for each Collaboration Product that becomes an Early Development Candidate.
     (iii) * for each Collaboration Product for which a Phase I Clinical Trial is initiated.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (iv) * for each Collaboration Product for which a Phase IIB Clinical Trial is initiated.
     (v) * for each Collaboration product for which a Phase III Trial is initiated.
     (vi) * for each Collaboration Product for which an NDA is approved by the FDA.
     (vii) * for each Collaboration Product, upon First Commercial Sale in the United States.
     (viii) * for each Collaboration Product, upon First Commercial Sale in Europe.
     (ix) * for each Collaboration Product, upon First Commercial Sale in Japan.
     (b) For purposes of clarification, (i) each of the foregoing payments shall be made only once for each Collaboration Product and upon the first occurrence of each event for each Collaboration Product, regardless of the number of occurrences of each event (ii) two or more Collaboration Products shall be considered the same Collaboration Product for purposes of this Section 4.2(b) if such Collaboration Products are directed at the same Target, (iii) new formulations, indications, dosages or delivery systems for a Collaboration Product shall not trigger additional payments, and (iv) “initiation” with respect to a study shall mean the date the first patient is first dosed with a Collaboration

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product in such study. In the event that a milestone is achieved for a Collaboration Product and a previous milestone has not been paid, then such unpaid milestone shall become due and payable as of the date for payment of the applicable milestone that is achieved.
     (c) Aventis shall be entitled to select up to * no later than the * of the Effective Date. Within * following each such selection, Aventis shall make one-time payments to Avalon as follows: *.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS
     5.1 Representations and Warranties of Both Parties.
     (a) Each Party represents and warrants to the other Party that, as of the date of this Agreement, (i) such Party is duly organized and validly existing and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) such Party has full right, power and authority to enter into this Agreement, (iii) this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and (iv) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (b) Each Party represents to the other Party that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable laws or regulations and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.
     (c) Each Party represents and warrants to the other Party that as of the date of this Agreement there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of such Party to perform any obligation under this Agreement or (ii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.
     5.2 Additional Avalon Representations, Warranties and Covenants. Avalon represents, warrants and covenants to Aventis that, as of the Effective Date:
     (a) Avalon has the full right, power and authority to grant the licenses granted to Aventis under Section 2.1 hereof and it has not granted a license to any Third Party under Avalon Technology which is in conflict with the licenses granted to Aventis under Section 2.1;
     (b) Avalon is the sole owner of the Patent Rights of Section 1.5 and (i); exclusive owner or a licensee of the Avalon Know-How, and no Third Party has any right,

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

title or interest in or to the Avalon Know-How owned by Avalon; all inventors of any inventions included within the Avalon Patent Rights of Section 1.5 have assigned their entire right, title and interest in and to such inventions and the corresponding Patent Rights to Avalon and (ii) to the best knowledge of Avalon, no Person, other than those Persons named as inventors on any patent or patent application included within the Avalon Patent Rights of Section 1.5, is an inventor of the invention(s) claimed in such patent car patent application;
     (c) there are no claims, judgments or settlements against or owed by Avalon or pending or, to its best knowledge, threatened claims or litigation seeking to invalidate the Avalon Patent Rights;
     (d) without having made an investigation, Avalon has no actual knowledge that any existing DRG or the use thereof in a Screen infringes a granted patent of a Third Party.
     5.3 Disclaimer of Representations. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY HEREUNDER AND DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR WITH RESPECT TO THE VALIDITY OR ENFORCEABILITY OF AVALON PATENTS OR THAT ACTIVITIES CONTEMPLATED BY THIS AGREEMENT OR COLLABORATION PRODUCTS WILL NOT INFRINGE PATENT RIGHTS OF A THIRD PARTY.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 6
PAYMENTS
     6.1 Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest from the date due at a rate equal to *, calculated on the number of days between the actual date the payment is made and the date the payment was due; provided, however, that in no event shall such rate exceed the maximum annual interest rate permitted under applicable law.
ARTICLE 7
PATENT PROSECUTION; ENFORCEMENT; INFRINGEMENT, OWNERSHIP OF INVENTIONS
     7.1 Patent Filing, Maintenance and Prosecution.
     (a) At the cost and expense of Avalon, Avalon shall file, prosecute and maintain Avalon Patents, other than Joint Rights, in countries of the Territory selected by Avalon through patent counsel selected by Avalon, and Avalon shall keep Aventis advised with respect thereto; such countries to include, at a minimum, the United States, all countries of Europe, Japan and Canada. Avalon shall deliver to Aventis the complete texts of all Avalon Patents fled by Avalon and licensed to Aventis, as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any patent licensed herein anywhere in the Territory, including without limitation copies of all material correspondence with the U.S. Patent and Trademark

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Office and foreign counterparts. Such delivery shall be made reasonably in advance of any relevant fling deadline or intended filing date to permit Aventis to review such pending applications and other proceedings and make recommendations to Avalon concerning their and their conduct. Absent a substantial reason for not doing so, Avalon shall incorporate such comments.
     (b) If Avalon elects not to file, continue to prosecute or maintain any such patents or patent applications, then Avalon shall notify Aventis in writing of such election at least * prior to the last available date for action to preserve such Patent Rights.
     If Aventis elects to file or continue such patent prosecution or maintenance, it may do so at its sole expense.
     (c) At the cost and expense of Aventis, Aventis shall file, prosecute and maintain Patent Rights covering Joint Rights in the Territory through patent counsel selected by Aventis, and Aventis shall keep Avalon advised with respect thereto, Aventis shall deliver to Avalon the complete texts of all such Patent Rights filed by Aventis, as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any patent licensed herein anywhere in the Territory, including without limitation copies of all material correspondence with the U.S. Patent and Trademark Office and any similar foreign filing office. Such delivery shall be made reasonably in advance of any relevant filing deadline or intended filing date to permit Avalon to review such pending applications and other proceedings and make

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

recommendations to Aventis concerning them and their conduct. Absent a substantial reason for not doing so, Aventis shall incorporate such comments,
     (d) Avalon agrees to make its employees, agents, and consultants available to Aventis or Aventis’ authorized attorneys, agents, or representatives) and to otherwise cooperate fully with Aventis in the preparation, filing, prosecution and maintenance of the Patents Rights refereed to in paragraph (c) above, including, but not limited to obtaining patent term extensions or supplemental protection certificates and the like. Such cooperation may include, without limitation: (i) turning over to Aventis all necessary files, papers and documents relating to such patent applications or patents; (ii) executing all papers and instruments, or requiring Avalon’s employees or agents, to execute such papers and instruments, so as to effectuate the ownership of such Patent Rights as set forth herein; (iii) promptly informing Aventis of any matters coming to Avalon’s attention that may affect such Patent Rights; and (iv) any other assistance to the extent deemed reasonably necessary or desirable for the assignment, preparation, filing, prosecution or maintenance of any such Patent Rights.
     7.2 Patent Enforcement.
     (a) Each Party shall notify the other promptly after such Party becomes aware of any alleged infringement of any Avalon Patent in any country in the Territory with respect to a DRG that is not a Reversion Target or use thereof in a Screen (an “Infringing DRG”). If any of the Avalon Patents under which Aventis holds a license hereunder is infringed in the Territory by a Third Party with respect to an Infringing Target, Aventis

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall have the first right and option, but not the obligation, to bring an action for infringement, at its sole expense, against such Third Party in the name of Aventis and if required also in the name of Avalon. Within the sole discretion of Avalon, Avalon may jointly institute such action with Aventis at the cost and expense of Avalon, in which case Avalon shall have joint control over such action with Aventis. In any such action, Aventis shall make no decision or settlement or compromise that will or potentially will adversely affect the validity, enforceability, ownership or scope of any Avalon Patent unless agreed to in writing by Avalon.
     (b) In the event that Aventis does not institute such an infringement proceeding against an offending Third Panty with respect to an Infringing Target within * days after receiving written notice of any alleged infringement, then Avalon shall have the right and option, but not the obligation, to institute infringement proceedings against such Third Party with respect to such an Infringing Target in the Territory, in the name of Avalon and if required also in the name of Aventis. Avalon shall have sole control over such action.
     (c) In any infringement suit either Party may institute to enforce any Avalon Patents pursuant to this Agreement, the other Party hereto shall, at the request of the Party initiating such suit, cooperate in all respects, including agreeing to be joined as a Party in such suit, and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the Party requesting cooperation.
     (d) The costs and expenses of any action instituted pursuant to this Section 7.2 (including reasonable fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing. Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions (if such other Party has the right to institute and prosecute such infringement actions pursuant to this Section 7.2).
     (e) In the event Aventis shall undertake the enforcement of any Avalon Patent, at the sole expense of Aventis any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied as follows: (i) first, to reimbursement of each Party for all expenses incurred by each in connection with such action on a pro rata basis, and (ii) second, any remaining balance shall be allocated to Aventis. In the event that Avalon undertakes such infringement action at its sole expense, any award or compensation shall be applied as follows: (i) first, to reimbursement of each Party for all expenses incurred by each in connection with such action, on a pro rata basis, and (ii) second, any remaining balance shall be allocated to Avalon. In the event that the Parties share the expenses of such action, then any award or

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

compensation shall be allocated between the Parties in proportion to the expenses incurred by the Parties after proportionate reimbursement of the expenses of each party.
     7.3 Infringement Actions by Third Parties. In the event of the institution of any suit by a Third Party against Aventis, its Affiliates or its Sublicensees, distributors or co-marketers for patent infringement involving the manufacture, use, sale, distribution or marketing of any Collaboration Product ill the Territory, Aventis shall defend such action at its own expense, and Avalon hereby agrees to assist and cooperate with Aventis, at Aventis’ expense, to the extent necessary in the defense of such suit. Aventis shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion, provided that such settlement or consent does not adversely affect the validity, enforceability or ownership of any Avalon Patent unless agreed to in writing by Avalon. Aventis shall assume full responsibility for the payment of any award for damages, and/or for the payment of any amount due pursuant to any settlement entered into by Aventis with such Third Party. Any and all damages and awards received by Aventis as a result thereof (i.e., as a result of a counterclaim) shall be allocated between the Parties in the same manner as provided in Section 7.2.
     7.4 Third Party Actions as to Avalon Patents. In the event a Third Party brings an action with respect to the vapidity or enforceability of an Avalon Patent, Avalon shall have the sole right to defend such action at the cost and expense of Avalon, except if such claim of invalidity or unenforceability is part of an infringement action initiated by Aventis under an Avalon Patent pursuant to Section 7.2, in which case, Aventis shall have the right to defend such claim at the cost and expense of Aventis alone, or within the sole discretion of Avalon, jointly

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with Avalon. In any such action in which Aventis is a party, Aventis shall make settlement or compromise that will or potentially will adversely affect the validity or enforceability or ownership of any Avalon Patent unless agreed to in writing by Avalon.
     7.5 Ownership of Inventions and Technology.
     (a) As between Avalon and Aventis:
     (i) Avalon shall solely own all data, information, materials, inventions and any and all intellectual property rights in any of the foregoing of this Section 7-5(a)(i), including, but not limited to, patent applications and patents, created and/or invented solely by employees of Avalon;
     (ii) Aventis shall solely own all data, information, materials, inventions and any and all intellectual property rights in any of the foregoing of this Section 7.5(a)(ii), including, but not limited to, patent applications and patents, created and/or invented solely by employees of Aventis;
     (iii) Avalon and Aventis shall jointly own all data, information, materials and any and all inventions and intellectual property rights in any of the foregoing of this Section 7.5(a)(iii), including, but not limited to, patent applications and patents, created jointly by an employee(s) of Avalon and an employee(s) of Aventis (“Joint Rights”).
     (b) Inventorship shall be determined in accordance with United States patent law.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 8
INDEMNIFICATION
     8.1 By Aventis. Aventis shall defend, indemnify and hold harmless Avalon and their respective directors, officers, employees, shareholders and agents from and against any and all damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) arising out of or resulting from third Party claims, suits or demands relating to: (a) any material beach by Aventis of its representations, warranties or obligations pursuant to this Agreement, (b) the gross negligence or willful misconduct of Aventis, or (c) injuries resulting from the research, testing, development, manufacture, use, distribution or sale of any DRG and/or Collaboration Product by or for Aventis, its Affiliates or Sublicensees or by any person that obtained a DRG or Collaboration Product from Aventis, its Affiliates or Sublicensees, except in each case to the extent covered by Avalon’s indemnification obligations pursuant to Section 8.2.
     8.2 By Avalon. Avalon shall defend, indemnify and hold harmless Aventis and their respective directors, officers, employees, shareholders and agents from and against any and all damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) arising out of or resulting from Third Party claims, suits or demands relating to: (a) any material breach by Avalon of its representations, warranties or obligations pursuant to this Agreement, (b) the gross negligence or willful misconduct of Avalon or its Affiliates, or (c) injuries resulting from the research or testing of any DRG by Avalon, its Affiliates or Sublicensees, except in each case to the extent covered by Aventis’ indemnification obligations pursuant to Section 8.1.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     8.3 Procedure and Conditions to Indemnification.
     (a) In the case of a third party claim or demand (“Third Party Claim”) made by any Person who is not a Party to this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) maybe obligated to provide indemnification pursuant to this Agreement, such Panty seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and, specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure.
     (b) If a Third Party Claim is made against an Indemnitee, the Indemnitor will be entitled, within * after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee, for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of a Third Party Claim:
     (i) the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if under applicable standards of professional

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel (which shall be reasonably satisfactory to the Indemnitor) to represent such Indemnitee with aspect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee;
     (ii) the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor;
     (iii) the Indemnitor will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including providing to the Indemnitee on reasonable request updates and summaries as to the status thereof); and
     (iv) all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor).

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (c) If the Indemnitor does not elect to assume control of the defense of any Third Party Claim within the * set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, or at any time prior to the Indemnitor making such election, the Indemnitee shall have the right, at the expense of the Indemnitor, after * to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment.
     (d) If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge, that provides for injunctive or other nonmonetary relief affecting the Indemnitee. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Indemnitor’s prior written consent (which consent shall not be unreasonably withheld or delayed).
     8.4 Insurance. Each Party shall use all commercially reasonable efforts to maintain insurance with respect to its activities hereunder, provided, however, that product liability insurance will not be required prior to sale of a product under this Agreement. Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time. Aventis may satisfy its obligations under this Section through self-insurance to the same extent.
ARTICLE 9
CONFIDENTIALITY
     9.1 Non-Disclosure. The Receiving Party agrees not to disclose Confidential Information of the Disclosing Party to a Third Party or to an Affiliate and to use Confidential Information of the Disclosing Party only for the activities contemplated by this Agreement.
     9.2 Exclusions to Confidentiality. The non-disclosure restrictions contained in Section 9.1 shall not apply to Confidential Information that (a) is submitted by the Receiving Party to governmental authorities to facilitate the issuance of marketing approvals for a Collaboration Product, provided that reasonable measures shall be taken to assure confidential treatment of such information, if practicable; (b) is provided by the Receiving Party to Third Parties and/or an Affiliate under appropriate terms and conditions, including confidentiality provisions at least as protective of the Disclosing Party as those in this Agreement, for consulting, manufacturing, development, manufacturing, external testing, marketing trials and sublicensing

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or potential sublicensing of Collaboration Product or DRG in accordance with this Agreement; or (c) is otherwise required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with SEC, NASDAQ or stock exchange disclosure requirements) or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information it will, except under extraordinary circumstances, give reasonable advance notice to the other Party of such disclosure requirement, sufficient to allow said other Party the right to object to and defend against said disclosure and will use its reasonable best efforts to secure confidential treatment of such Confidential (information required to be disclosed. Furthermore, each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation, the provisions of this Agreement for which confidential treatment should be sought.
     9.3 Additional Exceptions.
     (a) Nothing in this Article 9 shall prevent a Party: (a) in connection with efforts to secure financing at any time during the Term, from issuing statements to bona fide investors, on an investor-by-investor basis, as to achievements made, and the status of the work being done by the Parties, under this Agreement, so long as such statements do not disclose non-public technical or scientific Confidential Information of the Disclosing Party; or (b) from issuing statements that a Party determines to be necessary,

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in the opinion of its external counsel, to comply with applicable law (including the disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities issued by a Party are traded); provided that such Party shall provide the other Party with a copy of the proposed text of such statements sufficiently in advance of the scheduled release thereof to afford the other Party a reasonable opportunity to review and comment upon the proposed text.
     (b) Notwithstanding anything else in this Agreement to the contrary, each Party hereto (and each employee, representative, or other agent of any Party) may disclose to any and all persons, without limitation of any kind, the Federal income tax treatment and Federal income tax structure of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any Party (or to any employee, representative, or other agent of any party) relating to such tax treatment or tax structure, provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws. This authorization of disclosure is retroactively effective immediately upon commencement of the first discussions regarding the transactions contemplated herein, and the Parties aver and affirm that this tax disclosure authorization has been given on a date which is no later than thirty (30) days from the first day that any Party hereto (or any employee, representative, or other agent of any party hereto) first made or provided a statement as to the potential tax consequences that may result from the transactions contemplated hereby.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     9.4 Injunctive Relief. The Parties acknowledge that money damages alone would not adequately compensate the disclosing Party in the event of a breach by the receiving Party of this Article 9, and that, in addition to all other remedies available to the disclosing Party at law or in equity, it shall be entitled to seek injunctive relief for the enforcement of its rights under this Article 9.
     9.5 Liability. A Party shall be liable for a breach of the obligations of this Article 9 by an employee or agent of such Party.
     9.6 Return of Confidential Information. Upon termination of this Agreement, upon the request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party the Disclosing Party’s Confidential Information (other than Joint Rights), including all copies thereof, except to the extent that retention of such Confidential Information is reasonably necessary for the Receiving Party to fulfill its obligations contemplated hereby, including its obligations of confidentiality, nondisclosure and nonuse hereunder. At the Disclosing Party’s written request, the Confidential Information that is otherwise required to be returned to the Disclosing Party shall be destroyed and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the Receiving Party of its other obligations under this Agreement.
     9.7 Disclosure of Agreement. Neither Party shall disclose the terms or conditions of this Agreement or make any public announcement concerning this Agreement without the consent of the other Party, which shall not be unreasonably withheld, except such consent shall

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

not be required and, notwithstanding anything else to the contrary, a Party shall be permitted to disclose the terms and conditions of this Agreement (a) in connection with an equity investment, loan or similar financing transaction, (b) in connection with a consolidation, merger, change of control or sale of all or substantially all of the assets of a Party, (c) in connection with the granting of a sublicense under this Agreement, (d) in connection with a legal proceeding or an order of a court or government agency, (e) where such disclosure is made to attorneys, accountants and other advisors to a Party, (f) where such disclosure is required in accordance with any applicable law, rule or regulation (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities are traded; provided that in the case of items (b) and (c) above, such disclosure is made under appropriate terms and conditions, including confidentiality provisions at least as protective of the Disclosing party as those in this Agreement. In the event of a required public announcement, except under extraordinary circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text. On the Effective Date, the Parties shall issue one or more press releases attached hereto as Schedule 9.7. Once text of any press release or announcement is approved, the substance of that which is disclosed in such text may be disclosed to the public by a Party without the permission of the other Party.
     9.8 Confidentiality Term. The obligations of this Article 9 shall terminate ten (10) years after the termination or expiration of this Agreement.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 10
TERM; TERMINATION
     10.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall expire when Aventis no longer has any obligation for payments, including Milestone Payments under this Agreement. Upon the expiration of this Agreement, the license granted under Section 2.1(b), with respect to each Collaboration Product in all countries of the World, shall become non-exclusive, fully paid-up, royalty-free, perpetual and irrevocable.
     10.2 Termination.
     (a) Material Breach. If either Party believes that the other Party (the “Breaching Party”) is in material breach of this Agreement (including without limitation any material breach of a representation or warranty made in this Agreement), then the non-breaching Party may deliver notice to the Breaching Party specifying the material breach. For all breaches other than a failure to make a payment, the allegedly Breaching Party shall have * to either cure such breach or, if cure cannot be reasonably effected within such *, to deliver to the other Party a plan for curing such breach that is reasonably sufficient to effect a cure within * of such notice. Such a plan shall set forth a program for achieving cure as rapidly as practicable. Following delivery of such plan, the Breaching Party shall use diligent efforts to carry out the plan and cure the breach. For any breach arising from a failure to make a payment, the allegedly Breaching Party shall have * to cure such breach. If any material breach is not cured as specified above, in

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

addition to any other remedy in law or in equity that a Party may have, the provisions of Sections 10.2(b), 10.2(c) and 10.2(d) shall apply.
     (b) Consequences of Material Breach by Aventis Relating to the Research Program. If a material breach of Aventis relates to the Research Program and is not cured in accordance with Section 10.2(a), then Avalon shall have the right to terminate the Research Program. Upon such termination, this Agreement shall continue in full force and effect with respect to Aventis’ further Development and Commercialization of any Collaboration Product for which the associated DRG is either an SQT or Advanced SQT at the time of termination (including the payment of Milestone Payments). For purposes of clarity, if Avalon terminates the Research Program:
     (i) the licenses granted under Section 2.1 shall continue with respect to each DRG that is an SQT or Advanced SQT at the time of termination;
     (ii) all DRGs which have not achieved SQT status shall become Reversion Targets.
     (iii) Avalon will have no further obligations to perform activities under the Research Program and Aventis will have no further funding obligations for the Research Program; and
     (iv) The payment obligations of Aventis under Section 4.2 shall remain in effect.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (c) Consequences of Material Breach by Avalon Relating to the Research Program. If a material breach of Avalon relates to the Research Program and is not cured in accordance with Section 10.2(a), then Aventis shall have the right at its option to terminate Avalon’s participation in the Research Program.
     (d) Upon such termination by Aventis, this Agreement shall continue in full force and effect with respect to Aventis’ further Development and Commercialization of any Collaboration Product for which the associated DRG is either an SQT or Advanced SQT at the time of termination (including the payment of Event based payments). For purposes of clarity, if Aventis terminates the Research Program:
     (i) the licenses granted under Section 2.1 shall continue with respect to each DRG that is an SQT or Advanced SQT at the time of termination;
     (ii) All DRGs which have not achieved SQT status shall become Reversion Targets.
     (iii) Avalon will have no further obligations to perform activities under the Research Program and Aventis will have no further funding obligations for the Research Program; and
     (iv) The payment obligations of Aventis under Section 4.2 shall remain in effect.
     (e) Change of Control of Avalon. If Avalon enters into or proposes to enter into a transaction which will result in a Change of Control during the Research Term and the Third Party is an entity listed in Schedule 10.2(e), Avalon shall notify Aventis of such

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

transaction and the identity of the Third Party to such transaction and such notice may be given at any time prior to entering into, or promptly following the consummation of, such transaction. Within * of such notice, Aventis may, at its sole discretion, elect to terminate Avalon’s participation in the Research Program (including Aventis’ FTE funding obligation with respect thereto) by written notice to Avalon and such election shall be treated as a termination under Section 10.2(b).
     10.3 Effect of Expiration or Termination.
     (a) The termination of this Agreement means that the rights and obligations of the Parties under this Agreement are terminated, except those that survive under Section 10.3.
     (b) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration.
     (c) Termination, relinquishment or expiration of this Agreement shall not terminate Aventis’ obligation to pay all other payments that shall have accrued prior to such termination. In addition, all of the parties’ rights and obligations under Sections 2.1(b), 3.3, 4.2, 5.2, 6.1, 7.5, 8.1, 8.2, 8.3, 9.1- 9.8, 10.1-10.3 and 12.10 shall survive termination, relinquishment or expiration hereof.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 11
FORCE MAJEURE
     11.1 Events of Force Majeure. Except for payments due under this Agreement, neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under or in breach of any provision of this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event Aventis or Avalon, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.
ARTICLE 12
MISCELLANEOUS
     12.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Parties. No Party shall incur any debts or make any commitments for the rather, except to the extent, if at all, specifically provided herein.
     12.2 Assignment. Neither Party shall be entitled to assign its rights or duties hereunder without the express written consent of the other Party hereto, except that both Aventis and Avalon may otherwise assign their respective rights and transfer their respective duties hereunder to (a) an Affiliate; provided that such assignment shall not relieve the assignor of its obligations under this Agreement, or (b) any assignee or transferee of all or substantially all of their respective businesses (or that portion thereof to which this Agreement relates) or in the event of their respective merger or consolidation or similar transaction. No assignment and transfer shall be valid or effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement in which case the Agreement will inure to the benefit of such successors and assigns.
     12.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     12.4 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a)	In the case of Aventis, to:

Aventis Pharmaceuticals Inc. 200 Crossing Boulevard Bridgewater, New Jersey 08807-0890 Attention: Vice President, Legal Corporate Development Facsimile No. : (908) 231-4480

(b)	In the case of Avalon, to:

Avalon Pharmaceuticals, Inc. 20358 Seneca Meadows Parkway Germantown, Maryland 20876 Attention: CEO Facsimile No.: (301) 556-9910
or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.
     12.5 Use Of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other party or

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any other trade name or trademark of the other Party for any purpose in connection with the performance of this Agreement.
     12.6 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.
     12.7 Compliance with Law. Aventis agrees to comply with all applicable laws, rules and regulations with respect to the import, export, manufacture, use and sale of Collaboration Product.
     12.8 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and the parties shall negotiate, in good faith, a new provision which will, as closely as possible, carry out the intentions of the parties provided for in the invalidated provision.
     12.9 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     12.10 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its choice of law principles.
     12.11 Entire Agreement. This Agreement, together with the Exhibits hereto, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.
     12.12 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.
     12.13 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.
     12.14 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.
     12.15 No Consequential Damage. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 12.15 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS.
     12.16 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.
     12.17 Affiliates. Each Party may perform its obligations and exercise its rights under this Agreement personally or through one or more of its Affiliates, and each Party shall nonetheless be solely responsible for the performance of its Affiliates with respect to such obligations performed by its Affiliate. Neither Party shall permit any of its Affiliates to commit any act (including any act of omission) which that Party is prohibited hereunder from committing directly. Each Party warrants and guarantees that all of its Affiliates will perform in

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

accordance with this Agreement as if they were signatories to this Agreement. A Party shall be liable to the other Party for any breach of this Agreement by any of its Affiliates.
[Signature Page Follows]

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

AVALON PHARMACEUTICALS, INC.
By:	/s/ Kenneth C. Carter, Ph.D.
	Name:	Kenneth C. Carter, Ph.D.
	Title:	President and CEO

AVENTIS PHARMACEUTICALS INC.
By:	/s/ Thomas Hofstaetter
	Name:	Thomas Hofstaetter
	Title:	Senior Vice President, Corporate Development

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.1
Advanced SQT (AdvSQT)
An Advanced SQT is a SQT with the additional following criteria:
-	* in samples from patient tumors *

-	Functional validation by * indicates a * with *
A patent search has been completed and Freedom to Operate established
Candidate Amplicon
A candidate amplicon is a * in cancer models that is selected according to the following criteria:
-	*

-	*

-	*

-	*

-	*

-	*
Disease Related Gene (DRG)
A DRG is a * with the additional following criteria:
-	*

-	*

-	*
*
Scientifically Qualified Target (SQT)
A SQT is a * following criteria:
-	*
*

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.7
Avalon Validation Activities
*
Additional outside services:
To date, we have pursued the following activities through outside contracts. The Parties recognize the scientific value of these techniques. Avalon can obtain and coordinate these services, provided that Aventis pays the cost of leaving the work done by a third party.
1.	FISH to tissue microarrays (TMA)

2.	Affymetrix expression profiling

3.	Antibody production

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.20
Early Development Compound (EDC)
Avalon — Aventis Target Collaboration
December 9, 2003

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
Disease Group

Activity in advanced disease models (in vitro/in vivo)	To be more precisely defined by DG representatives	DG

Selectivity, specificity, tolerability, etc.		DG

Evidence of intended biological effect		DG

Specific Pharmacology

In vivo dose related activity in an appropriate/validated disease model (if possible) by proposed clinical route. Investigate whether effects are related to mechanism of action		DG

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
Completion of selectivity profile		DG

Chemistry / Chemical Development

Description of synthesis (non-clinical quality)	Feasibility assessment that API can be produced at large scale	Chemical Development /Medicinal Chemistry

*	*	Chemical Development /Medicinal Chemistry

Program for selection of API form (salt, free base, acid)	*	Chemical Development /Medicinal Chemistry / GPD

Identification of back up compounds and criteria for selection		Chemical Development /Medicinal Chemistry

Availability of reference compounds (if necessary)		Chemical Development /Medicinal Chemistry/

Pharmaceutical Development

Stability, early estimate	According to prerequisites from TPP regarding formulations / routes of administration	GPD AnSc / GPD PhSc

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
First physico-chemical data:
solubility, log P, enantiomers, salts, modifications, polymorphs		GPD AnSc / GPD PhSc

Preliminary assessment of chiral or diastereomeric purity		GPD AnSc / GPD PhSc

Identification of suitable preclinical formulation for identified candidate (from base or salt form)		GPD AnSc / GPD PhSc

Active Pharmaceutical Ingredient

*	*	Project Leader / Project Manager

Drug Safety Evaluation (DSE)

Gene mutation (mutagenicity:
Ames II)	*	DSE

Clastogenicity (in vitro MNT)	*	DSE

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
HERG channel assay: ratio HERG IC50 to pharmacologically active concentration (ED50 or ED90 depending on indication)	*	DSE

Irwin test (CNS) and Hemodynamic (BP, HR) in rats: safety margin as compared to plasma level at efficacious dose in animal model	*	DSE

Specific toxicities: depending on risks potentially associated with a) the targeted (identified from literature and/or KO/siRNA studies), b) the chemical series (e.g. Target Backup Blueprint, DEREK), or c) results of first-in-class profiling (e.g. TD50 toxicogenomics)
	As defined by LG plan on a case-by-case basis (see above)	DSE

Drug Metabolism and Pharmacokinetics (DMPK)

Tests to be completed on fully characterized drug substance, preferably, i.e. crystal form, salt form, particle size, purity

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
DMPK — in vitro

Solubility — at pH7.4	*	DMPK / Medicinal Chemistry

Pka characterized	Characterize Only	DMPK / Medicinal Chemistry

Permeability — Caco-2 transport (A to B)	Medium rank or higher	DMPK

Permeability — Caco-2 eflux ratio	Characterize only when BA is too low	DMPK

Metabolic Stability — S9 metabolism rate	High rank in human and one tax species	DMPK

Major metabolite(s) identified	Characterized Only (qualitatively)	DMPK

Involvement of polymorphic enzyme pathways check	Characterize Only	DMPK

Irreversible P450 enzyme inhibition	No irreversible P450 Inhibition	DMPK

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
Competitive P450 enzyme inhibition	IC50 > 10µM for all isozymes tested	DMPK

Plasma protein binding (human)	Characterize Only	DMPK

Blood, Plasma and GI fluid stability	> 80% remaining at 4 hours	DMPK

DMPK — In vivo

Absolute oral bioavailability (ABA), (oral products only - using aqueous solutions or Hydroxy Ethyl Cellulose (HEC) suspensions or clinically accepted formulation). Note: Compounds failing ABA test can be progressed if > 20% ABA can be achieved using clinically acceptable formulations
	>20% in 2 animal species	DMPK (with input from GPD as appropriate)

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
Half-life of parent or active major metabolite. Note: Compounds failing half-life test can be progressed if oral ABA and pharmaceutical properties clearly demonstrate sustained release formulation feasibility in man and/or by a clear demonstration of longer biological activity. A clear PK/PD relationship should be established to explain the time delay and duration of response
	>50% of target half-life in 1 animal species Guide: (for projected BID Human, i.e. target profile) Mouse > 1.8h, Rat > 3h, Cyno monkey 5.7h, dog > 7h	DMPK

Brain penetration if relevant when given by the intended route of administration	Brain exposure > target IC50	DMPK

Preliminary metabolic profile (one species)	Characterize Only	DMPK

Preliminary PK/PD relationship	Characterize Only	DMPK

Clinical Discovery & Human Pharmacology (CDHP)

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
Identify/develop possible linkages between preclinical POM/POC with clinical plans - identify potential biomarkers and PGX markers for use in clinical trials. Preliminary (3 to 6 months prior to Ph I/IIa Decision) plans (CDP1) for Ph I/IIa studies FIM
	Identify BMs for POM/POC studies; Identify strategy (e.g., IND) / potential study sites, Identify go/no-go criteria; Develop plans for Biomarkers/PGx for POM/POC studies as well as inclusion of WOCBP.	CDHP / DSE / DMPK (LO)

Determine starting doses for FIM, safety, Clinical PK issues once appropriate DSE studies are completed and if available	Review DSE/eADME data for targeted organ toxicity, safety margins, QTc issues, BA, etc.	CDHP / DSE / DMPK (LO)

Drug Regulatory (GRAMS)

Preliminary regulatory strategy assessment		GRAMS

Project Documentation (Project Team)

Preliminary Product Profile		Project Team

Preliminary Development Plan		Project Team

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8

Prerequisites of Decision to
select an Early Development		Functional Representative
Compound (EDC)	Target / Expectation	Responsible
Table listing criteria and actual results		Project Team

Patent

Patent application filed on structure		Patent

Freedom of operation		Patent

Patent applications or invention Disclosure Memoranda (IDMs) filed on surrounding technology (processes, chemical intermediates, methods of use, and the like)		Patent

Marketing

Marketing statement of interest (based on TPP and Alternative TPPs within six months after Decision EDC is taken		Marketing

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 1.43
Research Plan
Avalon — Aventis Target Collaboration
December 9, 2003
A. Selection of * for Analysis
1.	Aventis has defined the initial criteria for selection of amplicons.
a.	Initial criteria are:
*
2.	Upon contract signing, Avalon will select * database which best meet the initial criteria. (Note: Each of the * will be associated with a specific cancer cell line that carries the *. This cell line will be the focus for the molecular analysis that is conducted herein for that *.)
3.	Within 3 weeks of the Effective Date, Avalon will present the following information to Aventis for each of the *:
*
Avalon will also present information to Aventis that details the process of how the * were selected, based upon the application of the criteria. This will, for example, include information on the starting number of * surveyed and the attrition rate of amplicons (i.e. how many * were removed from consideration at each step, based upon the application of the criteria).
4.	Aventis has the option to accept or reject each * for further consideration within the collaboration. Aventis will provide a decision with regard to each * upon the later of 7 days of data presentation or 7 days after the Effective Date.
5.	For each * that is rejected, Avalon will select and present a replacement amplicon. In total, Avalon will present information on a * at this stage of the Research Program — selected based upon Aventis criteria — out of which Aventis can select a maximum of * within this initial collaboration.
B. Molecular Identification of DRG for Each Amplicon
1.	Upon acceptance of each * by Aventis, Avalon will define the * by:
*
Based upon this analysis, a * will be defined as the * that demonstrate strong correlation between DNA amplification and RNA overexpression.

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

2.	Once the * from * has/have been defined, * will be used to analyze the amplification and overexpression of the * from all cell lines within the Avalon cytogenetics database that contain an amplification/gain that overlaps the * of interest.
3.	Upon completion of the *, Avalon will present the data to Aventis for the * from each of the *. This data will include:
*
4.	Aventis has the right to accept or reject each * for further consideration within the collaboration. Aventis shall provide a decision with regard to each * within 7 days of data presentation.
5.	Aventis can select * from *.
[Note: In most cases, Avalon anticipates that the combination of * data will define an individual * that is the likely oncogenic target for an amplicon. However, it is possible that some * may contain more than one * at the completion of * analysis (i.e. more than * that shows correlation between DNA amplification and RNA overexpression). In such cases, for amplicons that Aventis selects for continued analysis, all candidate DRGrs within the * will be advanced into * and, if still viable, all candidate DRGs will be advanced into *.]
C. SQT Validation of DRGs
For each * accepted by Aventis, Avalon will:
*
Based upon this data, Aventis can advance or reject each * status.
[Note: In most cases, Avalon anticipates that * across the cell line panel will define an individual * that is the likely oncogenic target for *. However, it could be possible that some * may still contain more than one * at the completion of Step C (i.e. more than * that shows correlation between DNA amplification and RNA overexpression across the cell line panel). In such cases, for * that Aventis selects for continued analysis, all * within a given * will be advanced into * and, for the purpose of calculation of the contract milestone for *, all candidate * from a given amplicon will be treated as *.]
D. *
For each * by Aventis, Avalon will:
*
[Note 1: Steps l & 2 above are performed for the purpose of selecting and validating a good probe that can be used for subsequent FISH analysis to tissue microarrays (TMA), if desired.]
3.	Perform * on DNA obtained from human tumors or human cancer xenografts provided by Aventis to potentially evaluate amplification frequency.
[Note 2: In the event that Aventis will conduct * experiments, Avalon will share necessary protocols to ensure comparability of * results between Avalon & Aventis. In fact, in all cases and for all procedures that are performed at both locations (i.e. Avalon and Aventis), the

*	The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

companies will share or exchange relevant protocols to again ensure reproducibility of results. For clarification, this does not imply a commitment for technology transfer.]
4.	Develop * reagents and experimental conditions

5.	Provide analysis of * (and * provided by Aventis) by
*
[Note 3: Avalon has an established working relationship with an external research organization that is a leading expert at FISH hybridizations to TMA (e.g. such TMA’s typically contain approx * tumor sections). For each individual * — if desired — Aventis may choose to request * to determine frequency of amplification across clinical samples and establish prognostic significance of the SQT. If TMA experiments are requested, Avalon will supply the necessary BAC FISH probe to the external service provider and to Aventis, and will coordinate the * experiments through this external service provider. Aventis will pay any Third Party costs for such * experiments.
For each * accepted, Aventis will:
*
Based upon this data, Aventis can *.

* The asterisk denotes the confidential portions of this document that have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3